UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2016

Kennametal Retirement Income Savings Plan

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street Suite 5100 Pittsburgh, Pennsylvania		15219-2706
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 248-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 21, 2016, the Audit Committee of the Board of Directors of Kennametal Inc. (the “Company”), dismissed Schneider Downs & Co., Inc. (“Schneider Downs”) as the independent registered public accounting firm for the Kennametal Retirement Income Savings Plan (the “Plan”) and authorized the engagement of Herbein + Company, Inc. (“Herbein”) as the independent registered public accounting firm for the Plan, effective as of February 2016.

Schneider Downs’s report on the Plan’s financial statements for each of the years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2014 and 2013, and through February 8, 2016, there were no disagreements with Schneider Downs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Schneider Downs would have caused them to make reference thereto in their report on the financial statements for such years. During the years ended December 31, 2014 and 2013, and through February 8, 2016, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2014 and 2013 and through February 8, 2016, neither the Plan nor the Company consulted Herbein with respect to the application of accounting principles to a Plan specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plan’s financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Schneider Downs & Co., Inc. to the Securities and Exchange Commission dated June 23, 2016, filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: June 23, 2016	By:	/s/ Martha Fusco
Martha Fusco
Vice President Finance and Corporate Controller